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                                                        Exhibit 23.1





                        INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 1997 on our audit of the financial statements of Family Golf Centers, Inc. and subsidiaries as at December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 included in the Form 10-K annual report for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

   /s/Richard A. Eisner & Company, LLP

   New York, New York
    January 13,  1998